UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On May 5, 2017, Lilis Energy, Inc. (the “Company”) entered into amendments to the employment agreements of each of Abraham Mirman, Chief Executive Officer, Joseph Daches, Executive Vice President and Chief Financial Officer, and Ariella Fuchs, EVP, General Counsel and Secretary (each an “Amendment”). The Amendments eliminate the executives’ eligibility to receive certain “cash incentive bonuses” under the agreements that had been tied to BOE and EBITDAX production thresholds. These incentive bonuses were replaced with bonuses paid out immediately in a combination of cash ($1,307,200 to Mr. Mirman; $998,900 to Mr. Daches; and $861,000 to Ms. Fuchs) and shares of Company common stock (280,000 shares to Mr. Mirman; 235,000 shares to Mr. Daches; and 150,000 shares to Ms. Fuchs) to each executive pursuant to terms agreed to by the Board of Directors of the Company.

The foregoing description of the terms of each of the Amendments with Mr. Daches, Mr. Mirman and Ms. Fuchs is not complete and is subject in its entirety by reference to the terms of such Amendments, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement with Abraham Mirman, dated as of May 5, 2017

10.2	First Amendment to Employment Agreement with Joseph Daches, dated as of May 5, 2017

10.3	Second Amendment to Employment Agreement with Ariella Fuchs, dated as of May 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement with Abraham Mirman, dated as of May 5, 2017

10.2	First Amendment to Employment Agreement with Joseph Daches, dated as of May 5, 2017

10.3	Second Amendment to Employment Agreement with Ariella Fuchs, dated as of May 5, 2017